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                                                                     EXHIBIT 4.7


                        COMMON STOCK PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of December 22, 2000, by and among Identix Incorporated, a Delaware corporation with principal offices at 510 N. Pastoria Avenue, Sunnyvale, CA 94086 (the "Company"), and VeriSign Capital Management, Inc., a Delaware corporation having its principal place of business at 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801 (the "Purchaser").

     WHEREAS:

     A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D, as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

     B. The Purchaser desires to purchase subject to the terms and conditions stated in this Agreement, (i) the number of shares of the Company's common stock, $0.01 par value per share (the "Common Stock") determined in accordance with Section 2(b) hereof.

     NOW, THEREFORE, the Company and the Purchaser hereby agree as follows:

1.   DEFINITIONS.

     For purposes of this Agreement:

     "Bloomberg" means Bloomberg Financial Markets, or a comparable financial reporting service of national reputation selected by the Company if Bloomberg Financial Markets is not, at any given time, reporting the Closing Price of the Common Stock.

     "Business Day" means any day on which the principal United States securities exchange or trading market on which the Common Stock is listed or traded is open for trading.

     "Closing" means the closing of the sale and purchase of the Shares contemplated by this Agreement.

     "Closing Date" means the date and time of the Closing.

     "Closing Price" means, as of any date, the closing price of the Common Stock on the principal United States securities exchange or trading market on which the Common Stock is listed or traded as reported by Bloomberg.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Investment Amount" means $2,000,000, the dollar amount to be invested in the Company at the Closing pursuant to this Agreement by the Purchaser.
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     "itrust Business" means the itrust division within the Company (or any other division, subsidiary, affiliate or other entity in which the itrust business or assets are conveyed, transferred or assigned, whether through reorganization, restructuring or otherwise), which division designs, develops, markets and sells fully-integrated, secure-transactions management services for
the internet and wireless markets.   Such services include user authentication,
validation of content delivery, content control and transaction management, and variations thereof. As part of its integrated service solution, the itrust Business uses, sells, licenses and distributes core biometric finger imaging hardware, software and algorithmic solutions developed, independently from the itrust division, by the IT Security division of the Company.

     "Market Price" means, with respect to any date of determination, the average Closing Price during the 10 Trading Days immediately prior to such date, in each case appropriately adjusted to reflect any stock dividend, stock split or similar transaction during such period.

     "Material Adverse Effect" means any material adverse effect on (i) the ability of the Company to perform its obligations hereunder (including the issuance of the Shares) or (ii) the business, operations, properties, or financial condition of the Company and its subsidiaries, taken as a whole.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" means the shares of Common Stock to be issued and sold by the Company and purchased by the Purchaser at the Closing.

     "Trading Day" shall mean a Business Day on which at least 10,000 shares of Common Stock are traded on the principal United States securities exchange or trading market on which such security is listed or traded as reported by Bloomberg.

2.   PURCHASE AND SALE OF SHARES.

     a.   Generally.  Except as otherwise provided in this Section 2 and subject
          ---------
to the satisfaction (or waiver) of the conditions set forth in Section 6 and
Section 7 below, the Purchaser shall purchase the number of Shares determined as provided in this Section 2, and the Company shall issue and sell such number of Shares to the Purchaser for the Investment Amount as provided below.

     b.   Closing; Number of Shares; Form of Payment.
          -------------------------------------------

          (i) Subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7, the Closing Date shall be 10:00 a.m. Pacific Standard Time on January 2, 2001 or such other date or time as the parties may mutually agree. The Closing shall occur at the offices of the Company, or at such other place as the parties may mutually agree.

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          (ii)   On the Closing Date, the Company shall sell and the Purchaser shall buy the number of Shares equal to the quotient of (A) the Investment Amount divided by (B) the Market Price on the Closing Date.

          (iii) On the Closing Date, the Purchaser shall pay the Company the Investment Amount in immediately available funds by wire transfer to the Company, in accordance with the Company's written wiring instructions against delivery of certificates representing the number of Shares being purchased by the Purchaser, and the Company shall deliver such Shares against delivery of the Investment Amount by the Purchaser.

3.   THE PURCHASER'S REPRESENTATIONS AND WARRANTIES.

     The Purchaser represents and warrants to the Company as follows:

     a.   Purchase for Own Account.  The Purchaser is purchasing the Shares for
          ------------------------
the Purchaser's own account and not with a present view towards the distribution thereof. The Purchaser understands that the Purchaser must bear the economic risk of this investment indefinitely, unless the Shares are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available.

     b.   Information.  The Purchaser has been furnished all materials relating
          -----------
to the business, finances and operations of the Company and its subsidiaries and materials relating to the offer and sale of the Shares which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the Company and has received satisfactory answers to any such inquiries.

     c.   Governmental Review.  The Purchaser understands that no United States
          -------------------
federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

     d.   Authorization; Enforcement.  The Purchaser has the requisite power and
          --------------------------
authority to enter into and perform its obligations under this Agreement and to purchase the Shares in accordance with the terms hereof. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     e.   Transfer or Resale.  The Purchaser understands that (i) except as
          ------------------
provided in Section 8 hereof, the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless and until (A) subsequently registered thereunder, (B) the Purchaser shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred under an exemption from such registration, (C) sold under Rule 144 promulgated under the Securities Act (or a successor rule), or (D) sold

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

or transferred to an affiliate of the Purchaser pursuant to an exemption under the Securities Act; and (ii) neither the Company nor any other person is under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, in each case, other than pursuant to Section 8 hereof.

     f.   Legends.  The Purchaser understands that the certificates for the
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Shares may bear a restrictive legend in substantially the following form:

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities represented hereby may not be offered or sold in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred under an available exemption from the registration requirements of those laws.

     At the request of a holder of the Shares, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to such holder if, (a) such Shares have been sold in a transaction registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably satisfactory to the Company and customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Shares have been made in reliance upon an exemption from registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Shares can be sold under Rule 144(k). The Purchaser agrees to sell all Shares pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act.

     g.   Accredited Investor Status.  The Purchaser is an "accredited investor"
          --------------------------
as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Purchaser is not registered as a broker or dealer under
Section 15(a) of the Exchange Act, or a member of the National Association of Securities Dealers ("NASD").

     h.   Company Reliance.  The Purchaser understands that the Shares are being
          ----------------
offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments, and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

     i.   No Tax Advice Provided By Company.  Purchaser acknowledges and agrees
          ---------------------------------
that the Company and its advisors have not provided any advice to the Purchaser regarding the federal, state, local or foreign tax implications of the acquisition, ownership or disposition of the Securities and that it has been advised to consult its own tax advisor with respect to such implications.

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to the Purchaser as follows:

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     a.   Organization and Qualification.  The Company is a corporation duly
          ------------------------------
organized and existing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure to so qualify would have a Material Adverse Effect.

     b.   Authorization; Enforcement.  (i) The Company has the requisite
          --------------------------
corporate power and authority to enter into and perform its obligations under this Agreement, to issue and sell the Shares in accordance with the terms hereof; (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors or its stockholders is required; (iii) this Agreement has been duly executed and delivered by the Company; and (iv) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     c.   Capitalization.  The capitalization of the Company and each of its
          --------------
subsidiaries as of the date hereof is set forth on Schedule 4(c) of this Agreement, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock. All of such outstanding shares of the Company's capital stock have been validly issued, fully paid and nonassessable. Except as set forth on Schedule 4(c), no shares of capital stock of the Company (including the Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Shares and as disclosed in Schedule 4(c), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the Securities Act. Except as set forth on Schedule 4(c), there are no securities or instruments containing antidilution or similar provisions that may be triggered by the issuance of the Shares in accordance with the terms of this Agreement, and the holders of the securities and instruments listed on such Schedule 4(c) have waived any rights they may have under such antidilution or similar provisions in connection with the issuance of the Shares in accordance with the terms of this Agreement. The Company has made available to each Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws as in effect on the date hereof (the "By-laws") and all other instruments and agreements governing securities convertible into or exercisable or

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

exchangeable for capital stock of the Company, except for stock options granted under any employee benefit plan or director stock option plan of the Company.

     d.   Issuance of Shares.  The Shares are duly authorized and when issued
          ------------------
and paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances, and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

     e.   No Conflicts.  The execution, delivery and performance of this
          ------------
Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the reservation for issuance and issuance of the Shares) will not (i) conflict with or result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The Company is not in violation of its Certificate of Incorporation, By-laws and other organizational documents, and the Company is not in default (and no event has occurred which, with notice or lapse of time or both, would put the Company in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, except for actual or possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for actual or possible violations, if any, the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement (including, without limitation, the issuance and sale of the Shares as provided hereby), in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the American Stock Exchange ("AMEX") and does not reasonably anticipate that the Common Stock will be delisted by AMEX in the foreseeable future based on its rules (and interpretations thereof) as currently in effect.

     f.   SEC Documents; Financial Statements.   Since June 30, 1999, the
          -----------------------------------
Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act, and has filed all registration statements and other documents required to be filed by it with the SEC pursuant to the Securities Act (all of the foregoing filed prior to the date hereof, and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC

Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any statements made in any such SEC Documents that are or were required to be updated or amended under applicable law have been so updated or amended. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such SEC Documents and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such SEC Documents, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, would not have a Material Adverse Effect.

     g.   Absence of Certain Changes.  Except as disclosed in the SEC Documents,
          --------------------------
since July 31, 2000, there has been no change or development that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

     h.   Absence of Litigation.  Except as disclosed in the SEC Documents,
          ---------------------
there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company's knowledge, threatened against or affecting the Company or any of the Company's directors or officers in their capacities as such which would reasonably be expected to have a Material Adverse Effect or which would materially adversely affect the validity, enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement.

     i.   Disclosure.  All information relating to or concerning the Company set
          ----------
forth in this Agreement and the schedules hereto is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their businesses, properties, operations, prospects or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to a primary issuance of the Company's securities. The Company has not provided, and without the Purchaser's consent thereto, will not thereafter provide to the Purchaser, any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been disclosed.

     j.   No Brokers.  The Company has not engaged any person to which or to
          ----------
whom brokerage commissions, finder's fees, financial advisory fees or similar payments are or will become due in connection with this Agreement or the transactions contemplated.

     k.   No General Solicitation.  Neither the Company nor any person
          -----------------------
participating on the Company's behalf in the transactions contemplated hereby has conducted any "general solicitation" or "general advertising" as such terms are used in Regulation D, with respect to any of the Shares.

     l.   No Integrated Offering.  Neither the Company, nor any of its
          ----------------------
affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Shares under the Securities Act or cause this offering of Shares to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

     m.   Form S-3 Eligibility.  The Company is currently eligible to register
          --------------------
the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. To the Company's knowledge, after reasonable investigation, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant's consents) that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Shares.

5.   COVENANTS.

     a.   Reasonable Commercial Efforts.  The parties shall use their reasonable
          -----------------------------
commercial efforts to timely satisfy each of the conditions set forth in Section 6 and Section 7 of this Agreement.

     b.   Form D.  The Company agrees to file a Form D with respect to the
          ------
Shares as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Shares for sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date.

     c.   Reporting Status.  So long as a Purchaser beneficially owns any
          ----------------
Shares, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. The Company's obligation in this Section 5(c) will terminate in the event of a merger,

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

consolidation or sale of all or substantially all of the Company's assets, wherein the Company is not the surviving or successor entity.

     d.   Use of Proceeds.   The Company shall use the net proceeds from the
          ---------------
sale of the Shares solely for the research, design, development, marketing and manufacture of product and service solutions designed, developed and manufactured by the itrust Business. The net proceeds from the sale of the Shares shall not be used by the Company for any other purpose or to retire or redeem outstanding debt or equity, make any payments to shareholders, directors, officers, employees or affiliates (other than reasonable salaries and other reasonable compensation related solely to the itrust Business in the ordinary course of its business), or make any other distribution (by way of dividend or otherwise).

     e.   Reservation of Shares.  The Company has and shall at all times have
          ---------------------
authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the issuance of the Shares as provided in
Section 2 hereof. The Company shall not reduce the number of shares of Common Stock reserved for issuance under this Agreement (except as a result of the issuance of the Shares hereunder), without the consent of the Purchasers.

     f.   Listing.  Within 30 business days after the Closing Date, the Company
          -------
shall have applied to list the Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares from time to time issuable hereunder. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the AMEX, the New York Stock Exchange ("NYSE") or the Nasdaq National Market ("NASDAQ") and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the AMEX or such other national securities exchange on which the Common Stock is then traded.

     g.   No Integrated Offering.  Neither the Company, nor any of its
          ----------------------
affiliates, nor any person acting on its or their behalf, shall, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security under circumstances that would require registration of the Shares under the Securities Act or cause this offering of Shares to be integrated with any prior or future offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     The obligation of the Company hereunder to issue and sell Shares to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided, however, that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

     a. The Purchaser shall have executed the signature page to this Agreement and delivered the same to the Company.

     b. The Purchaser shall have delivered to the Company the Investment Amount in accordance with Section 2(b) above.

     c. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

     d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.   CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE SHARES.

     The obligation of the Purchaser hereunder to purchase Shares to be purchased by it hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in the Purchaser's sole discretion:

     a. The Company shall have executed the signature pages to this Agreement and delivered the same to the Purchaser.

     b. The Company shall have delivered to the Purchaser certificates representing the number of Shares as provided in Section 2(b) above.

     c. Trading in the Common Stock shall not have been suspended or be under threat of suspension by the SEC or AMEX or such other national securities exchange on which the Common Stock is then traded.

     d. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchaser shall have received a certificate, executed on behalf of the Company by its Chief Executive Officer, dated as of the Closing Date, to the foregoing effect and attaching true and correct copies of the resolutions adopted by the Company's Board of Directors authorizing the execution, delivery and performance by the Company of its obligations under this Agreement.

     e. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

     f. The Purchaser shall have received an opinion of the Company's counsel, dated as of the Closing Date, in substantially the form of Exhibit A attached hereto.

     g. From the date of this Agreement through the Closing Date, there shall not have occurred any Material Adverse Effect.

8.   REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

     a.   Registration Procedures and Expenses.  The Company is obligated to do
          ------------------------------------
the following:

          (i) No later than 120 days following the Closing Date, the Company shall prepare and file with the SEC one or more registration statements on Form S-3 in order to register with the SEC the resale by the Purchaser, from time to time, of the Shares through AMEX or the facilities of any national securities exchange on which the Company's Common Stock is then traded, or in privately-negotiated transactions (a "Registration Statement"). The Company shall use reasonable commercial efforts to cause such Registration Statement to be declared effective as soon thereafter as reasonably possible.

          (ii) The Company shall prepare and file with the SEC (i) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith, (ii) such SEC Reports and (iii) such other filings required by the SEC, in each case as may be necessary to keep the Registration Statement continuously effective and not misleading until the earliest of (A) the second anniversary date of the Closing, (B) such date as all of the Shares have been resold or (C) such time as all of the Shares held by the Purchaser can be sold within a given three-month period pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, following the effectiveness of the Registration Statement, the Company may, at any time, suspend the effectiveness of the Registration Statement for up to no longer than 30 days, as appropriate (a "Suspension Period"), by giving notice to the Purchaser, if the Company shall have determined that the Company may be required to disclose any material corporate development. The Company will use reasonable commercial efforts to minimize the length of any Suspension Period. Notwithstanding the foregoing, the Company may not suspend the effectiveness of the Registration Statement more than twice in any 12 month period. The Purchaser agrees that, upon receipt of any notice from the Company of a Suspension Period, the Purchaser will not sell any Shares pursuant to the Registration Statement until
(i) the Purchaser is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) the Purchaser has received copies of any additional or supplemental or amended prospectus, if applicable, and (iii) the Purchaser has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

          (iii) In order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser, the Company shall furnish to each Purchaser with respect to the Shares registered under the Registration Statement such number of copies of prospectuses, prospectus supplements and preliminary prospectuses as the Purchaser reasonably requests in conformity with the requirements of the Securities Act.

          (iv) The Company shall file any documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

          (v) Other than fees and expenses, if any, of counsel or other advisers to the Purchasers, which fees and expenses shall be borne by the Purchasers, the Company shall bear all expenses (exclusive of any brokerage fees, underwriting discounts and commissions) in connection with the procedures in paragraphs (a) through (d) of this Section 8.

          (vi) With a view to making available to the Purchasers the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell Shares to the public without registration or pursuant to registration, the Company covenants and agrees to:
(i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the second anniversary of the Closing Date or (B) such date as all of the Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to any Purchaser upon request, as long as the Purchaser owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser of any rule or regulation of the SEC that permits the selling of any such Shares without registration under the Securities Act.

     b.   Transfer of Securities After Registration.  The Purchaser will not
          -----------------------------------------
effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act, except:

          (i) pursuant to the Registration Statement, in which case the Purchaser shall submit the certificates evidencing the Shares to the Company's transfer agent, accompanied by a separate "Purchaser's Certificate" to the effect that (1) the Shares have been sold in accordance with the Registration Statement and (2) the requirement of delivering a current prospectus has been satisfied; or

          (ii) in a transaction exempt from registration under the Securities Act, in which case the Purchaser shall, prior to effecting such disposition, submit to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the proposed transaction is in compliance with the Securities Act.

     c.   Indemnification.  As used in this Section 8(c) the following terms
          ---------------
shall have the following respective meanings:

          (i) "Selling Shareholder" shall mean the Purchaser and any transferee of the Purchaser who is entitled to resell Shares pursuant to the Registration Statement;

          (ii) "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 8(a)(i); and

          (iii) "Untrue Statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The Company agrees to indemnify and hold harmless each Selling Shareholder (and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the Securities Act, and each officer, director, employee and representative of the Selling Shareholder) from and against any losses, claims, damages or liabilities to which such Selling Shareholder (and each person, if any, who controls the Selling Shareholder within the meaning of
Section 15 of the Securities Act, and each officer, director, employee and representative of the Selling Shareholder) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement on or after the effective date of the Registration Statement, or on or after the date of any prospectus or prospectus supplement or the date of any sale by Purchaser thereunder, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will reimburse such Selling Shareholder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable to such Selling Shareholder in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Shareholder to comply with the covenants and agreements of Selling Shareholder contained in Section 8 hereof respecting sale of the Shares.

     The Purchaser agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and each officer and director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the Purchaser's covenants and agreements contained in this Section 8 respecting sale of the Shares, or any Untrue Statement contained in the Registration Statement on or after the effective date thereof, or in any prospectus supplement as of its issue date or date of any sale by Purchaser thereunder, if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for use in preparation of the Registration Statement, and the Purchaser will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that in no event shall any indemnity by a Purchaser under this
Section 8(c) exceed the gross proceeds received by the Purchaser from the sale of Shares covered by such Registration Statement.

     Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8(c) such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

     d.   Termination of Conditions and Obligations.  The conditions precedent
          -----------------------------------------
imposed by Section 3 or this Section 8 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

     e.   Information Available.  So long as the Registration Statement is
          ---------------------
effective covering the resale of Shares owned by the Purchasers, the Company will furnish to the Purchaser:

          (i) upon the request of any Purchaser, as soon as practicable after available (but in the case of the Company's Annual Report to Shareholders, within 150 days after the end of each fiscal year of the Company), one copy of
(i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted auditing standards certified by a national firm of certified public accountants); (ii) its Annual Report on Form 10-K; (iii) its quarterly reports on Form 10-Q (the foregoing, in each case, excluding exhibits); (iv) its Proxy Statement; and (v) its current reports on Form 8-K, if any;

          (ii) upon the reasonable request of any Purchaser, a reasonable number of copies of the prospectuses and supplements to supply to any other party requiring such prospectuses.

9.   GOVERNING LAW; MISCELLANEOUS.

     a.   Governing Law; Jurisdiction.  This Agreement shall be governed by and
          ---------------------------
construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California. All parties hereto irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in San Francisco, California in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding shall be determined in such courts. All parties hereto irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. All parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     b.   Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof.

     c.   Headings.  The headings of this Agreement are for convenience of
          --------
reference and shall not form part of, or affect the interpretation of, this Agreement.

     d.   Severability.  If any provision of this Agreement shall be invalid or
          ------------
unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     e.   Entire Agreement; Amendments; Waiver.  This Agreement and the
          ------------------------------------
instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and by the Purchaser. Any waiver by the Purchaser, on the one hand, or the Company, on the other hand, of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision of or any breach of any other provision of this Agreement. The failure of the Purchaser, on the one hand, or the Company, on the other hand to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     f.   Notices.  Any notices required or permitted to be given under the
          -------
terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier or confirmed telecopy (such confirmation being conclusive proof of receipt or delivery), in each case addressed to a party. The addresses for such communications shall be:

          If to the Company:

                    Identix Incorporated
                    510 N. Pastoria Avenue
                    Sunnyvale, CA 94086
                    Telephone: (408) 731-2000
                    Facsimile: (408) 739-0178
                    Attention: Mark Molina, Vice President, General Counsel
                               & Secretary
          With a copy to:

                    Richard A. Peers
                    Heller Ehrman White & McAuliffe LLP
                    525 University Avenue, Suite 1100
                    Palo Alto, CA  94301-1900
                    Telephone No.: (650) 324-7000
                    Facsimile No.: (650) 324-0638

           If to the Purchaser:

                    VeriSign Capital Management, Inc.
                    1350 Charleston Road
                    Mountain View, California 94043
                    Telephone: (650)429-3410
                    Facsimile: (650) 961-8853
                    Attention: Dana Evan, Vice President

     Each party shall provide notice to the other parties of any change in address.

     g.   Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties and their successors and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers, unless such assignment is made in connection with an asset sale, stock sale, merger, consolidation or other transaction in which the stockholders of the Company immediately prior to such asset sale, stock sale, merger, consolidation or other transaction own less than 50% of the voting stock of the surviving or acquiring entity. The Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, if such assignment is made in connection with an asset sale, stock sale, merger, consolidation or other transaction in which the stockholders of the Purchaser immediately prior to such asset sale, stock sale, merger, consolidation or other transaction own less than 50% of the voting stock of the surviving or acquiring entity.

     h.   Third Party Beneficiaries.  This Agreement is intended for the benefit
          -------------------------
of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by any other person.

     i.   Survival.  The representations and warranties of the Purchaser set
          --------
forth in Section 3 and of the Company set forth in Section 4 shall survive for one year following the Closing Date, notwithstanding any due diligence investigation conducted by or on behalf of the Company or the Purchaser, respectively. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies the Purchaser may have under applicable federal or state securities laws.

     j.   Publicity.  The Company and the Purchaser shall have the right to
          ---------
review and approve the issuance of any press releases, or review and comment upon the filing of any SEC or AMEX filings, or any other public statements with respect to the transactions contemplated hereby.

     k.   Further Assurances.  Each party shall do and perform, or cause to be
          ------------------
done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     l.   Termination.  In the event that the Closing Date shall not have
          -----------
occurred on or before January 5, 2001, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

     IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.



IDENTIX INCORPORATED                    VERISIGN CAPITAL MANAGEMENT, INC.



  By /s/  Robert McCashin               By /s/ Dana Evan
  Name:  Robert McCashin                Name: Dana Evan
  Title:  Chief Executive Officer       Title: Vice President